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EXHIBIT 5


                  [MERGE TECHNOLOGIES INCORPORATED LETTERHEAD]

                                  July 5, 2000


Merge Technologies Incorporated
1126 South 70th Street
Milwaukee, Wisconsin  43214

         Re:      MERGE TECHNOLOGIES INCORPORATED
                  2000 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         We have acted as special counsel to you ("Merge"), in connection with the filing by Merge of its registration statement on Form S-8 (the "Registration Statement") on or about the date of this letter with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), covering the proposed registration of up to 750,000 shares of common stock of Merge, $0.01 par value per share (the "Shares") related to Merge's 2000 Employee Stock Purchase Plan (the "Plan"). We have reviewed the corporate proceedings of Merge (the "Corporate Proceedings") taken and to be taken to authorize the issuance of the Shares by Merge.

         As special counsel to Merge, we are familiar with its Restated Articles of Incorporation, and its Amended and Restated By-laws, and other documents, records and certificates of Merge that we consider necessary for the purposes of this opinion. Based upon the foregoing, we are of the opinion that:

         1. Merge is a corporation validly existing under the laws of the State of Wisconsin and has the authority to carry on its present business and is duly qualified to own its properties and conduct its business in those states where such authorization is presently required, except where the failure to so qualify does not have a material adverse effect on the Company; and

         2. Upon completion of the Corporate Proceedings, the Shares, when executed by the proper officers of Merge and upon receipt of consideration therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and non-assessable, except as provided in Wis. Stat. Section 180.0622(2)(b) and judicial interpretations thereof.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Registration Statement and related prospectus.


                                            Very truly yours,

                                            Michael Best & Friedrich LLP

                                            /s/  Michael J. McDonagh

                                            Michael J. McDonagh